Form C

Cover Page

Name of issuer:

Texas Brewer Support, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 10/24/2017

Physical address of issuer:

1604 Chatham Ave
Austin TX 78723

Website of issuer:

http://www.nxnwbrew.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$750,000.00

Deadline to reach the target offering amount:

6/15/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$141,407.00	$0.00
Cash & Cash Equivalents:	$3,187.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$147,780.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($6,673.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Texas Brewer Support, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Donald F Thompson	Head of Brewery Operations	North by Northwest	2017
Mary M Thompson	independent investor	self	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Davis Sean Tucker	Managing Member	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Donald F Thompson		24.5
Mary M Thompson		24.5
Davis Sean Tucker		51.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Founder Davis Tucker is involved in other businesses that could demand significant amounts of time thereby diminishing his attention to this particular venture

We face substantial competition and our inability to compete effectively could adversely affect our sales and results of operations.

The current market for canning materials is dominated by 3 major companies, increasing the potential for increases in product cost and possibly limiting timely access to packaging materials

Cost overruns are common in the Austin construction market. The company cannot guarantee that the current budget for construction will remain accurate

We believe that our continued sales growth will depend upon, among other factors, our ability to secure and maintain supply of key raw ingredients, such as hops, barley, and packaging materials.

We believe that our continued sales growth will depend upon, among other factors, our ability to continue to increase awareness of the NxNW brand though grassroots marketing and the opening of new tasting rooms, including by recruitment and training of qualified personnel in new markets.

A disruption in brewing activities could have a material adverse effect on the Company. A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on the Company's ability to brew its products. This could have a material adverse effect on the Company's financial results and on your investment.

The Company is dependent on its management, founders and sponsors. The Company is dependent on its management, founders and sponsors to execute its business plan. The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

Any projections of future performance provided to you may prove to be incorrect. The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

If we are unable to expand in existing markets or penetrate new markets, our ability to increase our revenues and profitability may be materially harmed or we may face losses.

We believe that our continued sales growth will depend upon, among other factors, our ability to secure and maintain supply of key raw ingredients, such as hops, barley, and packaging materials.

We believe that our continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

We believe that our continued sales growth will depend upon, among other factors, our ability to expand our distribution base in existing markets and penetrate new markets in the United States, including markets that may be dominated by one or more regional or local craft breweries.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: Canning Room Construction: 25%

Wefunder Fee: 5%

Aging Tanks: 4%

Codi CCL-45: 14%

Fermenters: 10%

Depalletizer: 4%

Glycol Chiller: 3%

Cans: 8%

Other equipment: 12%

15% for other equipment and working capital

If we raise: **$750,000**

Use of Proceeds: Canning Room Construction: 7%

Wefunder Fee: 5%

Aging Tanks: 4%

Codi CCL-45: 14%

Fermenters: 10%

Depalletizer: 4%

Glycol Chiller: 3%

Cans: 8%

Other equipment: 12%

33% for other equipment and working capital.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

Investors who fund the first $100,000 of the fundraise will receive 2.5x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	none
Options:	none

Describe any other rights:

This is an LLC no shares have been authorized yet

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Debts issued before incorporation were loaned to begin company progress prior to official incorporation and were subsequently absorbed by Texas Brewer Support LLC on 10/24/2017.

Davis Tucker, Managing Member made a series of loans to Texas Brewer Support LLC, in 2017 to purchase equipment. These loans are specified below in Q26 and amount to $79,907. All have the same terms, with 12% interest per annum and the maturity date for all is 04/30/23.

Don Thompson, Board of Directors, made two loans to Texas Brewer Support LLC, in 2017. One was to purchase equipment, as detailed in Q26 and the other was to pay Codi Canning Line payment. These amount to $63,000. Both have the same terms, with 12% interest per annum and the maturity date is 04/30/23.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Don Thompson
Amount Invested	$3,000.00
Transaction type	Loan
Issue date	01/12/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Director

This money was used to buy a filter.

Name	Davis Tucker
Amount Invested	$1,400.00
Transaction type	Loan
Issue date	12/15/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was spent on kegs

Name	Davis Tucker
Amount Invested	$9,450.00
Transaction type	Loan
Issue date	11/16/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to purchase tanks.

Name	Don Thompson
Amount Invested	$60,000.00
Transaction type	Loan
Issue date	11/01/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Director

This loan was used for the Codi Canning Line Downpayment

Name	Davis Tucker
Amount Invested	$2,520.00
Transaction type	Loan
Issue date	06/11/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to buy kegs.

Name	Davis Tucker
Amount Invested	$1,037.00
Transaction type	Loan
Issue date	11/09/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to buy kegs

Name	Davis Tucker
Amount Invested	$20,000.00
Transaction type	Loan
Issue date	09/06/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to buy tanks.

Name	Davis Tucker
Amount Invested	$14,500.00
Transaction type	Loan
Issue date	06/15/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to buy tanks.

Name	Davis Tucker
Amount Invested	$29,500.00
Transaction type	Loan
Issue date	01/01/17
Interest rate	12.0% per annum
Maturity date	04/30/23
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Member

This money was used to buy tanks.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

I've been brewing beer since 1987. Inspired by the Pacific Northwest brewery culture, I opened North by Northwest in Austin, TX in 1999. We opened our second location in 2014 and total sales are more than $7.5 million. We have a fun, family-friendly atmosphere where locals come to hang out, relax, enjoy the great beer brewed on-site, and dig into tasty food with locally sourced ingredients. Now we've up this new business (Texas Brewer Support, LLC DBA NxNW Brewing Company) to can our beer sell off-site so people all over Texas can drink a delicious NxNW brew.

We've spent the last 18 years getting really good at operating brewpubs. The next five years are all about growing into new markets – restaurants, retailers, and grocery stores. We'll start with three styles of beer in a core number of Austin stores, adding in restaurants, liquor, and convenience stores as we ramp up production. Once we have solidified our Austin brand and culture, we'll expand to more cities until we're across the entire state.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Texas Brewer Support, LLC DBA NxNW Brewing Company was incorporated in the State of Texas in October 2017.

Since then, we have:

- Our partner company NxNW has more than $7.5 million in annual sales across two Austin locations
- Our partner company NxNW sells more than 1800 barrels of beer through just 2 locations. That's over 595,000 cans!
- Our partner company NxNW is a leader in the creation of craft beer cocktails, concocting flavorful, inventive beverages using blends of NxNW craft brews, liquor, herbs, fruits, and spices.
- Our partner NxNW offers beer dinners, whiskey and beer pairings and beer-making classes at our NxNW Brew School
- First NxNW location opened 18 years ago

Historical Results of Operations

Our company was organized in October 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended November 24, 2017, the Company had revenues of $0.

- *Assets.* As of November 24, 2017, the Company had total assets of $141,407, including $3,187 in cash.

- *Net Loss.* The Company has had net losses of $6,673 for 2017.

- *Liabilities.* The Company's liabilties totaled $147,780 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $142,907 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Texas Brewer Support, LLC DBA NxNW Brewing Company cash in hand is $3186.75, as of January 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 18 months.

No material changes or trends in our finances or operations have occurred since the date of our financials.

Our expenses over the next 3 months are anticipated to be $400,000 for equipment purchases, installation and facilities build out. We expect to begin generating revenues in February of 2018. Gross Revenues for the first 3 months are anticipated to be $70,000. Gross Revenues for the first 6 months are expected to be $150,000. Production expenses over the first 6 months are anticipated to be approximately $112,000.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.nxnwbrew.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird Wefunder Crowdfunding Revenue Share
Wefunder Crowdfunding Revenue Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Davis Sean Tucker
Donald F Thompson
Mary M Thompson

Appendix E: Supporting Documents

Texas_Brewer_Support_LLC_Company_Agreement__2_.pdf

INVEST IN NORTH BY NORTHWEST BREWING COMPANY

One of Austin's oldest craft beers (est. 1999) soon in cans at grocery stores

348
investors

$350,226
raised of $200K-$750K goal

$100 min **INVEST**
by Wefunder Portal LLC

CLOSING IN 9 DAYS
Invest until 11:59pm EDT on Jun 15

Revenue Share

10% of revenues | **2.0X** investment amount

North by Northwest Brewing Company will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X investment amount

Investors who fund up to the first $100K of this fundraise will receive quarterly payments until 100% of your principal is returned plus 150% on top.

INVESTOR PERKS

$250+	Your first beer on us!
$500+	NxNW Can Can T-shirt
$1,000+	NxNW Mug Club - Lifetime Membership
$2,500+	Enjoy an afternoon of NxNW Beers with you and 4 friends in the NxNW Biergarten with Davis Tucker and the brewers.
$5,000+	An NxNW Beer Dinner for you and 5 friends. Limited to the 1st 20 - $5K investors
$10,000+	Spend a day with the NXNW brewers, brewing a beer you get to name and attend the tapping of the first cask with 10 friends Limited to the 1st 10 - $10K investors

I've been brewing craft beer since 1987. Inspired by the Pacific Northwest brewery culture, I opened NxNW Restaurant & Brewery in Austin, TX in 1999. A 2nd location opened in 2014. In the brewpubs, total sales are $7.5+ million. We have a fun, family atmosphere where locals hang out, enjoy the great beer brewed on-site, and dig into tasty food with locally sourced ingredients. Now we're starting this new company to sell NxNW beers off-site so people across Texas can drink a delicious NxNW brew.



Davis Sean Tucker
PRESIDENT/FOUNDER, NORTH BY NORTHWEST BREWING COMPANY

OUR AMBITION

We've spent the last 18 years being really good at operating brewpubs. The next five years are all about growing into new markets – restaurants, retailers, and grocery stores. We'll start with three styles of beer in a number of core Austin stores, adding in restaurants, liquor, and convenience stores as we ramp up production. Once we have solidified our Austin brand and culture, we'll expand to more cities until we're across the entire state.

KEY FACTS

- Founder Davis Tucker has been in the Texas craft beer industry for 30 years.
- Our two partner NxNW Restaurant & Brewery brewpubs combine for more than $7.5 million in annual sales across two Austin locations.
- NxNW Restaurant & Brewery sells more than 1,800 barrels of beer through just two locations. That's over 595,000 cans!
- NxNW Restaurant & Brewery offers beer dinners, whiskey and beer pairings, and beer-making classes at our NxNW Brew School.
- The first NxNW Restaurant & Brewery location opened more than 18 years ago.

nxnwbrew.com   *from Austin TX*   ALCOHOL FOOD BREWERY

Why I Like North by Northwest Brewing Company

I invested in NxNW Restaurant and Brewery at the first opportunity and it's paid off. Davis is a pioneer in the craft beer business and this expansion into packaging is a natural evolution. In my opinion, Davis' track record, creativity, and vast knowledge of the industry position NxNW Brewing to be very successful.



Jon Hockenyos
PRESIDENT OF TXP CONSULTING FIRM
INVESTED THIS ROUND

THE BUZZ ABOUT NORTH BY NORTHWEST BREWING COMPANY

NxNW has been a pioneer in the Texas craft beer industry. As they've grown to multiple locations, I think that offering their fantastic beers at more than just the two brewpubs would be a welcome sight for beer drinkers. At Hops & Grain Brewing, we've seen great success by being able to package our beer in cans and provide our customers with the opportunity to take our packaged beer home to enjoy with friends, family, and the great outdoors. I look forward to seeing and purchasing cans of the great lineup of beers made by NXNW.



Josh Hare

Hops & Grain, Founder and President

Adding a canning line will allow NxNW to offer their outstanding beers at more than just the two brewpubs. At Austin Beerworks, we've seen a direct correlation from patrons enjoying our beer at the tasting room to increased sales at stores. We look forward to NxNW adding to the great beers made in Austin that can be purchased at local supermarkets and convenience stores and enjoyed at home, floating a river, or tailgating.



Michael McGovern

Co-founder, Austin Beerworks

This is how a brewpub should be...fantastic beers and amazing food.



Julie H.

Customer, NxNW Stonelake

I love, love, love NxNW! It's my go-to crowd pleaser for whenever anyone from out of town wants to go out to eat. Every friend, family member, and coworker I've brought always digs this place.

Taylor M.

Customer, NxNW Stonelake

Love this neighborhood spot. I've eaten in the main dining area a couple times but regularly come and sit in the bar/patio area. The beers are great. They have rotating taps along with their staples.

Kristin M.

Customer, NxNW Slaughter

NXNW brew pub owner Davis Tucker pedaling for prostates

Aside from bikes and beer, prostate awareness is Davis Tucker's thing. It has been for about a dozen years since Don Thompson, now head of brewery operations at the North By Northwest brew pubs, came down with a near-fatal case of prostate cancer.
November 29, 2017 @ mystatesman.com

These are the not-to-miss Oktoberfest events left in the fall season in Austin

Although many Oktoberfest parties in Austin have already come and gone, leaving us with another half-dozen souvenir beer steins and a hurting liver, many more remain in the season - our celebration of all things German is just getting started.
September 28, 2017 @ austin360.com

#ReliefBeers: Drink craft beer for good cause

Craft breweries around the country are teaming up to raise money for Hurricane Harvey relief efforts. Saint Arnold said it was overwhelmed by the support it received from craft breweries all across the U.S. who wanted to help Houston. So they decided
September 6, 2017 @ abc13.com

30 breweries pouring pints in May for 'Barks for Beers' charitable cause | Community Impact Newspaper

Austin area brewery-goers can get up to 30 pints of beer for $20 in May thanks to a charitable organization that married two things into its annual fundraiser that Capital Area residents enjoy most.
April 12, 2017 @ communityimpact.com

Cozy Up With These 11 Austin Restaurant Fireplaces

Austin usually doesn't get that much chilly weather. But there are times when the temperatures do dip below freezing (like this weekend), and then it's time to turn the heat up. Austin restaurants and bars help out by offering fireplaces and firepits for

December 9, 2016 @ austin.eater.com

Local breweries, bicyclists team up for 1400 Miles ride

Although it's too late now to join the ride, it's not too late to donate to the cause. Davis Tucker of North by Northwest is once again leading the two-week journey on bicycle from Austin to Denver to help raise awareness of prostate cancer, the second

September 24, 2014 @ spirits.blog.austin360.com

North by Northwest to open second location on Slaughter Lane

A few weeks after North by Northwest turns 15, owner and founder Davis Tucker will fulfill another dream of his when a second location of the brewpub opens in far South Austin, by the Alamo Drafthouse Slaughter Lane.

August 15, 2014 @ austin360.com

By Expanding into Cans, We Can Tap into a Whole New Market

Producing canned beer costs much less than opening a new brick-and-mortar brewpub. Plus, with cans, we can get our beers out to the whole state of Texas rather than confining them to a local area.



OKLAHOMA
ARKANSAS
NEW MEXICO
MIS
NX NW
Dallas
El Paso
NORTH BY NORTHWEST
BREWING CO.
Austin, Texas
Austin
LOUISIANA
Houston
New C
CHIHUAHUA
San Antonio
= current distribution
COAHUILA
NUEVO LEON
= future distribution
with off-site sales
Monterrey
SINALOA

We Know Good Beer: We've Been Brewing Since 1987



Our founder Davis fell in love with great beer on a trip through Europe after college in 1984. Coming home, he wondered why no one was making awesome beer here in the U.S. So in 1987, he started brewing a beer called Pecan Street Lager. Back then, he was one of only three craft beers selling in Austin grocery stores & bars. The craft beer industry was in its infancy.

We've seen the industry change a lot since then. Now, there are lots of other brands out there, but our quality speaks for itself. It's been 18 years since we opened the first North by Northwest Restaurant & Brewery location and our customers keep coming back.




NX
NW





We're Two Months Away from Bringing NxNW Beers to Your Local Market and Pub


HELLA GOOD & BREWED IN AUSTIN
NxNW
NORTHERN LIGHT
GERMAN STYLE HELLES
RED ZEPPELIN
IRISH RED ALE
ZOMBIE DRAGON
EAST COAST IPA

We are already mandated for placement in 39 H-E-B stores in the Austin area. H-E-B is the major grocery chain in Central and SouthTexas. Specs Liquor Stores have also approved our beers and we're currently in talks with many others about selling our canned craft beers.

Brown Distributing is our Austin distributor. They successfully manage more than 60 beverage brands, including 25 craft beers.

Our Stonelake location can produce most of the draft beer we'll put out. The infrastructure for our canning facility is at our Slaughter location, and we've already purchased the 60-barrel tanks we need to expand.

Our Progress So Far

1984
Davis Tucker discovers truly delicious beer in Europe
On a post-college ... he finds out what ... can taste like.

He starts brewing
He settles on a recipe for his Pecan Street Lager and begins selling it commercially.

1987
Davis' first brewpub opens in Austin
Copper Tank Brewery opens.

1993

1999
Davis decides to go solo and opens the first location of NxNW
NxNW Restaurant & Brewery opens.

2013
Texas Legislature passes laws that allow brewpubs to sell their beer off-site
Game changer.

NxNW opens second Restaurant & Brewery location in South Austin

2014
NxNW cans released in select Austin grocery stores
Starting with dry shelves and sampling in stores.

April 2018
Move into cold storage in South Austin

June 2018
NxNW cans released in select Austin grocery stores
Already mandated for cold shelf in 39 H-E-B's. We'll promote through sampling in stores.

Fall 2018
Continue expansion into additional grocery and select liquor stores
With additional stores in other texas cities.

May 2019

Let's Bring Our Austin Beer to All of Texas


OKANOGAN
BAVARIAN
GO FORTH & DRINK LOCAL
DUCKABUSH

It's April 1987: I'm standing in the grocery behind 10 cases of Pecan Street Lager beer stacked five-high side by side. On top is a bucket full of ice water, filled with blue labeled longneck bottles. As shoppers stroll by, I offer samples of this new thing called "craft beer." I believed it; we were making the best beer in Texas. And I believe we still are. I still see myself as that kid behind the beer, hocking my samples and proselytizing about the virtues of well-crafted beer, pure ingredients, no adjuncts, and as fresh as you can find lagers and ales. And the friends I made behind those cases of beer, bending their ear for as long as they would allow, are still friends and supporters today – family.

I've been living my dream of bringing great beer to the people of Austin, Texas since I was 25 years old. I'm not 25 anymore, but I still believe with the passion I always have that beer should be fresh, well made, and provide a sense of community. Craft should be great and it should be local. NxNW has two Austin locations now, but we want to expand our family tree and the best way to do that is to bring our family's beer to your home. That's why we are asking you to invest with us in our expansion, a brand new opportunity after 18 years of making great beer, to share with our friends and family. Austin has changed and grown so much since I first started my craft adventure in 1987; I am looking forward to this new phase of putting our beer in the hands of craft lovers across this city and eventually our state.

It's a pretty simple idea really; make great beer, share great beer. Let's share it together.

Welcome to the family of NxNW Beers!

Prosit!

davissig

Davis Tucker, Founder

Our Business Model: Slow and Steady

We want our beers to be somewhat exclusive. And we'll start locally, right here in Austin: first by selling in a few key locations and hosting beer tastings in grocery stores while continuing to grow our draft sales in restaurants, bars, and taprooms.

$8.99	$2
Average price for a six-pack of NxNW cans	Projected gross profit per six-pack

As we see steady sales from grocery stores, we'll pick additional locations in other cities and start selling some of our other beers in cans. After the first year, we'll add in restaurants, liquor, and convenience stores as we ramp up production.

Meet the Founders



CKJACK

Davis Sean Tucker

President/Founder

30 years in the Craft Beer industry. I continue to ride the wave of innovation and outstanding quality. There is no substitute for hard work, high quality, and understanding your customer.



Mary Thompson

Director of Brewing Education

First woman elected as president of an MBAA district. 20+ years teaching about beer.



WEIZEN

Don Thompson

Brewmaster

In 1982, Mary and Don founded first microbrewery in the Southwest. Partners with Davis since '93.

AND THE REST OF THE TEAM



Kevin Roark

Head Brewer – Stonelake - and at

15 yrs old o-h'd 68 Volvo P122 UT Blind date now Wife Daughter Family Outdoor Dream-sprtcar rebuild.



Hayden Winkler

Head Brewer - Slaughter but wait there's more

Htown, UT Brewed w/Dad Perfect recipes Time together Dog Shugs Running Well Crafted Nx cans in hands



Matt Benavidez

Brewer/Cellerman - Life before & during) Beer

Music Movies Married Homebrewing and pizza Sometimes video games and always his kid No cool parties



Brad Saliga

Brewer/Cellerman and the rest they say...

AKA Flip Flop Shia laBeauf Beauford RSF Oi'ving The Kid MaxTanglewood My beer on shelf DreamComeTrue



James Dean

Soc Med Mgr

Guru of all things SocMeditorial Balls out creativity in a zipped tight world.

Raised $350,226 From 348 Investors

Davis Sean Tucker

Alan Jacobson

Aaric Eisenstein

Paul M Goodwin

CTO at Avant Technology, Technical and Marketing Professional, Angel Investor

Brian Carolan

I am an accountant in Rochester New York.

Longkill Group LLC

We back entrepreneurs building innovative companies regardless of industry or location.

MORE INVESTORS

Interview

Wefunder interviewed Davis Tucker on October 31, 2017.

– COLLAPSE ALL

WF: What is North by Northwest?

TUCKER: We are a restaurant and brewery group with two successful locations in Austin, Texas. I founded North by Northwest 18 years ago. We are now looking to venture into what's called the off-premise market and make our beer available for sale in grocery stores and other retailers. That's why we are looking at Wefunder to expand our prospects.

WF: What is the history of the company?

TUCKER: I fell in love with great beer in 1984, especially German beer. I was lucky enough to total my beat up old Audi during my senior year of college and use the insurance money to travel in Europe for several months. When I got home, I wondered why no one was making great beer here like they did in Germany. At that point, I had found a job on Capitol Hill in Washington, but it didn't take long to figure out that politics was not the path I would follow. Once I left D.C., I knew it was time to pursue the dream and get started making "craft beer." This was in late 1986 and going into '87. I didn't realize that nobody knew what the heck craft beer was in 1987. But ignorance being bliss, I put together a formula and a recipe with a partner, and we started brewing a beer called Pecan Street Lager. I also started to work to get the laws changed in Texas so that we could do more and better things with craft beer. Eventually, we did get brewpubs legalized, and I opened up my first brewpub, Copper Tank, in 1993 with some partners while I continued to brew Pecan Street Lager.

WF: There are so many brew pubs opening up. What makes North by Northwest special?

TUCKER: Our advantage is that I've been doing this a long time. We've got such a good reputation in Austin that we have a leg up on all the new guys coming in and put us on an even footing with the other early adopters/craft breweries in the Austin area. As a brewpub, we are able to turn on a dime when we see shifts in consumer demands, wants, and likes.

With a new brand, your best asset is that people want to try it. I was concerned when we decided to do this that being more established would hurt us. I had a lot of conversations with salespeople and our distributor, and they assured me that we had nothing to worry about because we're such a quality beer. Plus, they said we will be the new kids because North by Northwest has never been in cans before. People will see the cans with the red NxNW logo and be excited that a beer they've known and trusted all these years is finally available in stores.

WF: You had other breweries before this one. What did you learn and how did that result in North by Northwest?

TUCKER: The major impetus for me wanting to venture out on my own and get away from Copper Tank was that Copper Tank was very much a bar/brewery. I felt the longevity of the restaurant/brewery business was much better, and it turns out that it is. We've all seen it happen -- in the bar business, a new bar opens up and that's where everyone wants to go. I felt that we needed to be a great restaurant and also make great beer, and that's how I came to open North by Northwest. Expanding into the outside market is the next natural progression for us now that we have a well-established brand. And with the way we've gotten the laws changed in Texas to allow us to distribute our beers, we're in a great position to take advantage of that.

WF: What's changed lately in the craft beer industry?

TUCKER: For today's craft brewers, the massive proliferation of the breweries can begin to be a problem. You have some markets that can sustain many. I believe Austin's has proven to be one of them; Portland is obviously one. But over time you'll continue to see people go more and more local. The out-of-state beers are having a much more difficult time selling in Texas. When I was first entering the market in 1987, there were three beers. It was me, a beer called Collin County Gold out of Plano, Texas, and Sierra Nevada. Now you walk into any major grocery and you're going to see about 300 brands on the shelf.

We are already starting to see a shakeout for two reasons. One reason is that the out-of-state brands are having a much more difficult time drawing customer attention from the local brands. The second reason is that by my estimation 50% of the local brands aren't putting out a good product. That eventually takes care of itself. The danger for the craft beer market is that there are still beer drinkers coming into the market for the first time. If they get a hold of one that's not well made or just plain bad, they don't know necessarily why that's the case. They just know they didn't enjoy it. The worry is that one bad experience early on will turn them off to the entire market.

WF: What is your distribution arrangement? ^

TUCKER: We work with a great distributor called Brown Distributing. They are phenomenal with logistics and have a great reputation. I did a lot of research before I decided to pick them. But Brown Distributing is only our distributor in the Austin area. As we expand, we would develop other distributor relationships. We will manage our local growth by deciding what stores we go into. Once you're approved for all the stores, you decide whether you want to approach that particular grocery store or that grocery manager about carrying your products.

For us, it's a matter of trying to achieve more organic growth and managing the turn of the product. One thing we're always laser focused on is quality. We have a really great relationship with one of the most successful small brewers in Austin, and they have been kind enough to let us make use of their lab facilities to keep on top of all of our necessary lab work. They've spent a quarter of a million dollars on lab equipment, so we feel very fortunate to have them as friends in the business. We're able to take advantage of many symbiotic relationships that we've developed over the years to everyone's mutual benefit, particularly our beer drinking public.

WF: Why are your pursuing off-site sales as opposed to, say, opening a third location? ^

TUCKER: Our brand recognition is such that going off-site is honestly an easier road for generating revenue than building a new brick-and-mortar brewpub. The dollars it will take for us to expand into canning are much more limited than if I were building another pub and only serving that immediate area. This allows me to potentially get my product out all over the state of Texas.

Our initial focus is going to be very local. I've often said that I personally do not care whether we ever sell outside of Austin as long as we're still growing. I'd rather go 10 miles deep and an inch wide than 10 miles wide and an inch deep. If our sales are anywhere near what I believe we can do and are similar to what other small brewers have been able to do, then we shouldn't have a problem.

WF: What beer products will you be selling? ^

TUCKER: We'll initially come out with three products. They are Northern Light, a German-style Helles; Red Zeppelin, an Irish red ale that's smooth and malty; and Zombie Dragon, which is our heavy juiced New England IPA.

The Zombie Dragon came about as a sort of fluke. It was our anniversary beer just a couple of months ago. We had been planning to release a beer called Kodiak IPA in cans, a more traditional American IPA, with the typically aggressive bitterness across the palate. When we released the Zombie Dragon for our 18th-anniversary party, it was there and gone in a few days. Next batch, same thing, boom - gone! That made us realize there was a clear market for these New England IPAs. We felt like we'd miss a sales opportunity if we didn't go ahead and release that now.

The can art is completely done. Each can has a story with it and some hidden musical references. The idea is to get people to read it and then search Google so they can catch the references to bands and other stuff. Beer packaging can be fun and engaging. I think people will enjoy all the little things we've hidden in the stories and on the can in other areas.

WF: Where are you in terms of being able to distribute your beer? ^

TUCKER: The brewing operation is already mostly set up. There's enough tankage at our north location to produce most of the draft beer that we would be putting out into the market. The canning facility that we are putting together is down at our south location. The infrastructure for the facility is already there. We've already purchased the several tanks to expand, including two 60-barrel bright tanks from a brewery that at least in part, went out of business for product quality reasons.

As far as what's left on the to-do list so we can get in stores, we have already sent in our deposit on our canning line. It's ready and waiting in Golden, Colorado for us to say, "Ship that baby!" Can designs are done, and are already in process at our canning company. We've got our UPC codes. Now, it's a matter of getting everything in place, up and running, and testing everything out. We believe we should be able to have the product by the end of March.

WF: How are you planning to roll out your product to stores?

TUCKER: We would start off targeting key grocery markets. In some markets, we'll be able to get all our beers in the cold box right away, but the beer market in the grocery stores is way different than it was in 1987, so 1 or 2 of our beers may have to start off on the dry shelf, meaning the beer won't be in cold storage. That's just the world we live in. I used to be able to walk in and get shelf space just because the grocery manager thought I was a good guy. Now it's run from a more corporate level. You might have to do some trial promotions to show them you're a brand that can sell. Everybody that I talk to believes our brand will sell, including folks I have spoken with at H-E-B, which is the major grocery house in Texas. We will do loads of sampling in the stores. That builds sales, and sales get more beers in the cold box. Simple!

WF: How much beer are you selling and at what price?

TUCKER: We want to be in the high $8 to low $9 price range, so maybe an $8.79 to $8.99 price point. When it gets into convenience stores, you might see our beer at $9. We're not looking to be the $14 six-pack that you'll sometimes see. We're looking at charging our distributor $20 a case. It costs us about $12 to produce a case of beer, so at $20, we are netting $8 a case. That's before adding in expenses like rent and operational costs on top of that.

Our initial projected volume is quite conservative. We're looking at producing about 1,400 barrels our first year. There are 13.78 cases in a barrel. That means we're looking at producing more than 19,000 cases in the first year. We've got the capacity to be able to go to about 4,500-5,000 barrels. If we did that our first year, we've got the tankage to do it. That'll come. By our fourth and fifth year, we're talking about getting up to 5,000 barrels. This plan gives us the chance to manage our growth, which is the whole point of being exclusive in deciding what stores we go into and when. It also creates a bit of scarcity which can create demand. The 2,000-barrel mark is when you're really able to generate a good amount of cash flow. We don't project any negative cash flow in our first months, other than during the ramp-up time that we're in right now because there's no income.

WF: How will you compete with so many other local beer brands?

TUCKER: We're hyper-focused on quality, and we are hyper-focused on simplicity. You don't need to make a chocolate-orange Belgian purple stout. There's a market for that, but it's not us. We do get adventurous. We'll do some sours. We'll do some experimentation with hops, barrel aging, and things like that and push some boundaries, but I don't want to ever feel like I'm masking the flavor of my beers. I'm not saying that's what other brewers are doing, but a place needs to make me a damn good pilsner before I'll try your orange-chocolate purple stout or whatever the heck it is.

As far as the competition goes, I think our product speaks for itself, but we have to speak for it in terms of getting it on the shelf and getting it into the hands of the consumer. We want our beers to be somewhat exclusive. You're going to be able to find it, but it's just not going to be thrown out to the mass market or "shotgunned" as it's called in the trade. We want to develop some sense that North by Northwest is available in stores now but it's not available everywhere. Often a beer gets into a distributor, and the distributor will want to sell as much as it can as fast as it can. Then two things can happen. One, the brewery spreads itself too thin from a production standpoint. Then all of a sudden there isn't enough product to meet initial demand because you get that initial trial phase, the beer sells out and your shelf sits empty. Or two, a beer gets out there but doesn't have any name recognition, so the product sits on shelves and your distributor thinks the beer must not be good because it's not selling. Actually, it's not selling because no one built up the brand and there are a million other brands to compete with, many who also have no name recognition. North by Northwest has name recognition.

WF: How do you think about customer satisfaction and how that has evolved over the years?

TUCKER: I think about it a lot. It's a never-ending battle from the restaurant standpoint. We work on it every day with our staff. We don't have a perfect track record of satisfying every customer. You can go on Yelp any day you want and find a negative review, but I think the way to handle that negative feedback is to take it and work with it. It's information. If we don't make adjustments and don't try to fix the problems that we've been made aware of, then we're missing our opportunity and we're not going to get any better.

As far as customer retention, I know that walking through my stores I can see people who have been coming in since the day we opened, 18 years ago, at the north location. Bringing in new customers is more difficult than it was 15 or even 10 years ago. Brewpubs are not a unique concept anymore. Now it's about how well are we meeting the needs of our customer every day as a restaurant. The beer side is a whole other operation going on inside the walls of that restaurant. But it's still about making beers that appeal to your customers. That's an advantage we have. Every day, we can get feedback directly from our patrons about what beers they like and what beers they'd like to see us brewing.

WF: What's your prediction for the whole craft beer industry?

TUCKER: Back in 1987 when I was just starting out, Dan Brown of Brown Distributing told me something that really stunned me, and I think it's still true today. He told me he considered my little upstart beer, Pecan Street Lager, his competition. We were going to sell approximately 0% of what he was selling but he told me, "Son, water is my competition." He saw anything people drink as the competition, and it's true. Craft cocktails are our competition, wine is our competition, spirits are our competition, and craft beer is our competition. Even Budweiser is our competition, because if we don't do a damn good job, we are going to see people reverting back to Budweiser.

To compete requires vigilance. There's been a lot of fuss and media attention about how the growth of the craft beer industry has slowed. Of course it has, because you can't grow at the same rate every year forever. It's just impossible. We've seen this monster growth from brewery openings and from craft beer sales continuing to go up. Now the growth has slowed, but that's just the maturation of any business. To deal with that, the market's going to get super local. Any beer better be damn good and damn well-focused on the local market, or it's not going to make it

WF: What are your goals for the next 12 months?

TUCKER: Our focus is on entering the off-premise market and getting cans on store shelves. Before we launch, we'll pick the stores that we want to have our product in and focus on gaining entry in the cold box, the dry shelf, and in-store sampling. In short order, we should have cold shelf placement in most all of our accounts. Because the H-E-B grocery store chain is the behemoth, you have to gear your life around how their system works and then you fit everybody else around that.

Once April comes around and we feel good about getting cold shelf placement from the H-E-B main offices in San Antonio, we'll hit the key stores and make sure they're well taken care of and moving product through those stores. Then we can expand into more key stores and key liquor stores. That gradual expansion will probably take us beyond the first year. After that, we will see how things stand and decide if we want to go into convenience stores etc. Our products would do very well in some large liquor store chains in Austin, and we'll probably end up in some of those a little sooner than we would the convenience stores.

WF: How do you want customers to feel about your beers?

TUCKER: We see our customers as an extension of the business family. We hope that's how we can grow our brand once we're outside the walls of the restaurant. There are people who come into my restaurant who I say hello to all the time. I shake their hands, hug them (I'm a hugger), kiss their babies. They ask about my family. There is a real feeling of camaraderie, and we want to continue to develop that over the course of our entrance into the off-premise market as we go into grocery stores and into customers' homes. When you open up the door of your refrigerator and see that North by Northwest product sitting on the shelf, I want you to have a feeling of family and fun and security in knowing that NxNW beers are always going to be consistently excellent. And there will be many who will know they were there at the beginning, some all the way back to my craft beer in 1987, Pecan Street Lager, and others who have followed NxNW since we opened our doors in 1999.

The Germans have a word *gemutlichkeit*. It basically means a sense of well-being. That's what we've tried to develop with North by Northwest as a restaurant, and that's what we continue to push forward with our brand as it moves out into the market. When people see our brand, we want them to go, "Ah, that's North by Northwest. I know those guys and I know I can trust that beer."

WF: Who's on your team?

TUCKER: We have great brewers. Don Thompson has been with me in one location or another since 1993. He started the first craft brewery in the Southwest in 1982 with Reinheitsgebot Brewing. He came on as my brewer when they ceased production and has been with me as head of brewery operations for a number of years now. My head brewer at my original NxNW, Kevin Roark, has 12 years brewing experience. Hayden Winkler, my head brewer at my south store has eight years of experience and was with a large Texas regional craft brewer called Real Ale in Blanco. Our other brewers, Matt Benevides and Brad Saliga, are a key part of our brewing team. All our brewers are all deeply involved in and dedicated to putting out a consistently great product and I love them for it.

On the creative side, there is Matt Thompson and me. Matt's a graphic designer and copywriter and does great work. He's done great things with our can designs. They're inventive, yet very clean, simple, easy to read and stand out on the shelf. So many cans these days are so busy that they're hard to read or even tell what brand it is. We've done a good job conveying our name, our longevity, and experience.

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Voon Seng Lai Mar 5

Hi - I notice that you have a big range for your goal (200k - 750k). Just curious what will you be 'sacrificing' or putting on hold if the funding is say at 300k instead of 750k? Out of towner but I will certainly make an effort to checkout the place when I'm in Austin. Cheers!



Davis Sean Tucker President/Founder FOUNDER Mar 8

Voon

Thanks so much for the question. We are actually shooting for about $450-500,000 and then will probably close the round of funding. We have the capability to fund any shortfall from the current investment level to the $450k

Thanks

Davis

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Chris C Christman Mar 8

Thinking about investing. Do you plan on going national with your offerings?



Davis Sean Tucker President/Founder FOUNDER Apr 10

I apologize for such a late response. I responded via my email notification but found out later that the email notification response does not post here. My goal is to go a mile deep and inch wide initially. We want to build our local market here in Austin, then the surrounding towns, close by. IF there is a perceived STRONG demand for our products in other states, we will consider it. The world of craft beer is becoming "hyper-local" and it is becoming more difficult for brands from outside an area to get a foothold.

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RISKS

1 Founder Davis Tucker is involved in other businesses that could demand significant amounts of time thereby diminishing his attention to this particular venture

2 We face substantial competition and our inability to compete effectively could adversely affect our sales and results of operations.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

North by Northwest Brewing Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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Davis Tucker

President at NxNW & Red's Porch

NxNW & Red's Porch • The University of Texas at Austin

Austin, Texas Area • 500+

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I've been involved in craft beer since 1987. I started as the founder of Pecan Street Lager then after working for 6 years to legalize brewpubs in Texas I started Coppertank Brewing, and North by Northwest Restaurant & Brewery. In 1987, I was crazy, I may still be but I'm a lot more experienced.

I love the world of craft beer, cycling and promoting the cause of Prostate Health Awareness through #DontFeartheFinger.org (aka 1400Miles), a charity I founded in 2013. We ride bikes, drink beer and talk about being stubborn and stupid - we ARE men after all!

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